Item 8.  Financial Statements and Supplementary Data

INLAND REAL ESTATE CORPORATION

(a Maryland corporation)

Schedules not filed:

All schedules other than those indicated in the index have been omitted as the required information is not applicable or the information is presented in the financial statements or related notes.

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets
December 31, 2005 and 2004
(In thousands, except per share data)

Assets

	December 31, 2005	December 31, 2004
Investment properties:
Land	$317,604	318,361
Construction in progress	821	1,326
Building and improvements	878,614	862,647

	1,197,039	1,182,334
Less accumulated depreciation	188,483	156,854

Net investment properties	1,008,556	1,025,480

Cash and cash equivalents	26,804	35,508
Investment in securities (net of an unrealized gain of $294 and $114 at December 31, 2005 and 2004, respectively)	19,133	5,978
Assets associated with discontinued operations (net of accumulated depreciation of $6,402 at December 31, 2004)	36	28,400
Restricted cash	4,049	4,226
Accounts and rents receivable (net of provision for doubtful accounts of $2,798 and $2,710 at December 31, 2005 and 2004, respectively)	31,742	29,646
Mortgage receivable	11,406	-
Investment in and advances to unconsolidated joint ventures	52,889	42,789
Deposits and other assets	2,923	4,433
Acquired above market lease intangibles (net of accumulated amortization of $1,856 and $1,648 at December 31, 2005 and 2004, respectively)	3,831	5,966
Acquired in-place lease intangibles (net of accumulated amortization of $4,395 and $2,218 at December 31, 2005 and 2004, respectively)	19,942	18,404
Leasing fees (net of accumulated amortization of $1,387 and $1,189 at December 31, 2005 and 2004, respectively)	2,795	2,467
Loan fees (net of accumulated amortization of $2,735 and $4,780 at December 31, 2005 and 2004, respectively)	4,893	3,795

Total assets	$1,188,999	1,207,092

The accompanying notes are an integral part of these financial statements.

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets (continued)
December 31, 2005 and 2004
(In thousands, except per share data)

Liabilities and Stockholders' Equity

	December 31, 2005	December 31, 2004
Liabilities:
Accounts payable and accrued expenses	$4,560	4,341
Acquired below market lease intangibles (net of accumulated amortization of $3,216 and $2,733 at December 31, 2005 and 2004, respectively)	7,477	7,456
Accrued interest	2,426	2,282
Accrued real estate taxes	22,946	22,520
Distributions payable	5,401	5,537
Security and other deposits	2,423	2,318
Mortgages payable	602,817	596,125
Line of credit	65,000	85,000
Prepaid rents and unearned income	2,752	4,073
Liabilities associated with discontinued operations, including mortgages payable	69	4,035
Other liabilities	12,562	971

Total liabilities	728,433	734,658

Minority interest	18,748	19,942

Stockholders' Equity:
Preferred stock, $0.01 par value, 6,000 Shares authorized; none issued and outstanding at December 31, 2005 and 2004	-	-
Common stock, $0.01 par value, 100,000 Shares authorized; 67,502 and 67,025 Shares issued and outstanding at December 31, 2005 and 2004, respectively	675	670
Additional paid-in capital (net of offering costs of $58,816)	650,656	644,278
Deferred stock compensation	(859)	(580)
Accumulated distributions in excess of net income	(208,947)	(191,990)
Accumulated other comprehensive income	293	114

Total stockholders' equity	441,818	452,492

Commitments and contingencies

Total liabilities and stockholders' equity	$1,188,999	1,207,092

The accompanying notes are an integral part of these financial statements.

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the years ended December 31, 2005, 2004 and 2003
(In thousands except per share data)

	2005	2004	2003
Revenues
Rental income	$126,486	134,735	124,837
Tenant recoveries	47,643	50,075	44,234
Lease termination income	6,289	2,890	370
Other property income	756	716	1,245

Total revenues	181,174	188,416	170,686

Expenses:
Property operating expenses	22,403	23,962	21,051
Real estate tax expense	31,335	32,416	30,102
Bad debt expense	1,238	807	1,781
Depreciation and amortization	39,672	38,253	34,159
Stock exchange listing expenses	67	839	-
General and administrative expenses	8,909	8,714	5,689

Total expenses	103,624	104,991	92,782

Operating income	77,550	83,425	77,904

Other income	3,014	2,819	1,027
Management fee income from unconsolidated joint ventures	1,405	-	-
Gain on sale of investment properties	68	76	-
Interest expense	(40,306)	(42,357)	(39,808)
Minority interest	(850)	(906)	(449)
Equity in earnings (loss) of unconsolidated joint ventures	4,591	(23)	(7)

Income from continuing operations	45,472	43,034	38,667

Discontinued operations:
Income from discontinued operations (including gain on sale of investment properties of $1,117, $4,465 and $1,315 for the years ended December 31, 2005, 2004 and 2003, respectively)	1,783	6,340	3,199

Net income available to common stockholders	47,255	49,374	41,866

Other comprehensive income:
Unrealized gain (loss) on investment securities	179	(1,387)	351

Comprehensive income	$47,434	47,987	42,217

The accompanying notes are an integral part of these financial statements.

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the years ended December 31, 2005, 2004 and 2003
(In thousands except per share data)

	2005	2004	2003

Basic and diluted earnings available to common shares per weighted average common share:

Income from continuing operations	$0.67	0.64	0.59
Discontinued operations	$0.03	0.10	0.05

Net income available to common stockholders per weighted average common share – basic and diluted	$0.70	0.74	0.64

Weighted average number of common shares outstanding – basic	67,244	66,454	65,064

Weighted average number of common shares outstanding – diluted	67,298	66,504	65,068

The accompanying notes are an integral part of these financial statements.

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Stockholders' Equity
For the years ended December 31, 2005, 2004 and 2003
(In thousands except per share data)

	2005	2004	2003
Number of shares
Balance at beginning of year	$67,025	61,660	64,460
Shares issued from DRP	435	1,653	2,145
Stock compensation	30	1	-
Reclassification of redeemable common stock relating to Put Agreement	-	3,932	(3,932)
Exercise of stock options	14	-	-
Repurchase of shares	(2)	(221)	(1,013)
Balance at end of year	67,502	67,025	61,660

Common Stock
Balance at beginning of year	670	617	645
Proceeds from DRP	5	16	21
Stock compensation	-	-	-
Reclassification of redeemable common stock relating to Put Agreement	-	39	(39)
Repurchase of shares	-	(2)	(10)
Balance at end of year	675	670	617

Additional Paid-in capital
Balance at beginning of year	644,278	592,169	614,459
Proceeds from DRP	5,805	18,667	22,401
Stock compensation	457	604	-
Reclassification of redeemable common stock relating to Put Agreement	-	34,960	(34,960)
Exercise of stock options	135	-	-
Repurchase of shares	(19)	(2,122)	(9,731)
Balance at end of year	650,656	644,278	592,169

Deferred stock compensation
Balance at beginning of year	(580)	(48)	(60)
Stock compensation	(457)	(604)	-
Amortization of stock compensation	178	72	12
Balance at end of year	(859)	(580)	(48)

Accumulated distributions in excess of net income
Balance at beginning of year	(191,990)	(178,745)	(159,446)
Net income available to common stockholders	47,255	49,373	41,866
Distributions declared ($0.95 for the year ended December 31, 2005 and $0.94, for the years ended December 31, 2004 and 2003)	(64,212)	(62,618)	(61,166)
Balance at end of year	(208,947)	(191,990)	(178,746)

Accumulated other comprehensive income
Balance at beginning of year	114	1,502	1,151
Other comprehensive loss	179	(1,388)	351
Balance at end of year	293	114	1,502

Total stockholders' equity	$441,818	452,492	415,494

The accompanying notes are an integral part of these financial statements

INLAND REAL ESTATE CORPORATION

Consolidated Statements of Cash Flows

For the years ended December 31, 2005, 2004 and 2003

(In thousands)

	2005	2004	2003
Cash flows from operating activities:
Net income	$47,255	49,374	41,866
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	39,538	38,253	34,159
Contribution of operating assets and liabilities to joint venture	-	2,603	-
Non-cash charges associated with discontinued operations	602	670	1,531
Amortization of deferred stock compensation	179	72	12
Amortization on acquired above market leases	880	716	752
Amortization on acquired below market leases	(1,827)	(1,274)	(1,212)
Gain on sale of investment properties	(1,185)	(4,541)	(1,315)
Minority interest	850	906	449
Loss (income) from operations of unconsolidated joint ventures	(4,591)	24	7
Rental income under master lease agreements	54	481	380
Straight line rental income	(616)	(2,209)	(2,024)
Provision for doubtful accounts	45	(222)	326
Interest on unamortized loan fees	1,603	2,280	1,673
Distributions from unconsolidated joint ventures	2,492	-	-
Changes in assets and liabilities:	-
Restricted cash	40	2,106	1,608
Accounts and rents receivable	(705)	596	1,641
Other assets	603	(2,490)	(1,285)
Accounts payable and accrued expenses	1,210	1,126	102
Accrued interest payable	129	440	-
Accrued real estate taxes	565	(3,376)	1,127
Security and other deposits	169	84	(506)
Other liabilities	-	(2)	3
Prepaid rents and unearned income	(561)	501	804
Net cash provided by operating activities	86,729	86,118	80,098

The accompanying notes are an integral part of these financial statements.

INLAND REAL ESTATE CORPORATION

Consolidated Statements of Cash Flows

For the years ended December 31, 2005, 2004 and 2003

(In thousands)

	2005	2004	2003
Cash flows from investing activities:
Restricted cash	$137	6,997	(4,539)
Escrows held for others	(775)	(1,467)	(611)
Purchase of marketable securities	-	-	63
Proceeds from sale of interest in joint venture	500	-	-
Purchase of investment securities	(14,916)	(5,526)	(1,293)
Sale of investment securities	1,942	10,201	2,181
Additions to investment properties, net of amounts payable	(17,037)	(10,835)	(14,179)
Purchase of investment properties	(75,528)	(67,987)	(71,046)
Purchase of furniture, fixtures and equipment	(113)	-	-
Acquired above market leases	(132)	(909)	(798)
Acquired in-place leases	(9,397)	(9,728)	(9,118)
Acquired below market leases	2,666	575	2,595
Proceeds from sale of investment properties, net	69,134	27,671	12,439
Purchase of minority interest units	(101)	-	-
Distributions from unconsolidated joint ventures	6,341	-	-
Investment in and advances to joint venture, net	(1,561)	(1,972)	(1,683)
Construction in progress	(821)	290	-
Mortgage receivable	(477)	-	-
Leasing fees	(1,064)	(1,369)	(1,071)
Net cash used in investing activities	(41,202)	(54,059)	(87,060)

Cash flows from financing activities:
Proceeds from the DRP	5,810	18,682	22,423
Proceeds from exercise of options	135	-	-
Repurchase of shares	(19)	(2,124)	(9,741)
Loan proceeds	134,366	138,780	50,600
Proceeds (repayments) from unsecured line of credit	(20,000)	(50,000)	55,000
Loan fees	(2,970)	(1,757)	(1,638)
Other current liabilities	9,242	-	-
Distributions paid	(66,291)	(64,424)	(63,002)
Payoff of debt	(113,897)	(93,712)	(9,350)
Principal payments of debt	(607)	(384)	(376)
Net cash provided by (used in) financing activities	(54,231)	(54,939)	43,916

Net increase (decrease) in cash and cash equivalents	(8,704)	(22,880)	36,954

Cash and cash equivalents at beginning of year	35,508	58,388	21,434

Cash and cash equivalents at end of year	$26,804	35,508	58,388

The accompanying notes are an integral part of these financial statements.

INLAND REAL ESTATE CORPORATION

Consolidated Statements of Cash Flows

For the years ended December 31, 2005, 2004 and 2003

(In thousands)

	2005	2004	2003
Supplemental schedule of noncash investing and financing activities:

Purchase of investment properties	$(146,835)	-	(71,046)
Assumption of mortgage debt	61,625	-	-
Proceeds from sale of investment properties	-	36,241	-
Transfer of mortgage debt	-	(8,570)	-

	$(85,210)	27,671	(71,046)

Contribution of properties and other assets, net of accumulated depreciation	$37,782	105,120	-
Contribution of operating assets and liabilities to joint venture	-	(2,603)	-
Debt associated with contribution of properties	(16,789)	(59,704)	-

	$20,993	42,813	-

Reclassification of common stock related to Put Agreement	$-	(35,000)	35,000

Distributions payable	$5,401	5,537	5,406

Cash paid for interest	$43,948	40,679	39,546

Impact of adoption and re-evaluation of FIN 46:

Assets:
Land, building and improvements and construction in progress	$(9,281)	9,538	-
Other assets	(480)	282	-

Total assets	$(9,761)	9,820	-

Total liabilities and equity	$(9,761)	1,428	-

Investment in and advances to joint venture at January 1	$-	8,392	-

The accompanying notes are an integral part of these financial statements.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

(1)

Organization and Basis of Accounting

Inland Real Estate Corporation (the "Company") was formed on May 12, 1994.  The Company is an owner/operator of Neighborhood Retail Centers (gross leasable areas ranging from 5,000 to 150,000 square feet) and Community Centers (gross leasable areas in excess of 150,000 square feet).  located primarily within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois.  The Company owns, and acquires, single-user retail properties located throughout the United States.  The Company is also permitted to construct or develop properties, or render services in connection with such development or construction, subject to the Company's compliance with the rules governing real estate investment trusts under the Internal Revenue Code of 1986, as amended (the "Code").

The Company qualified as a real estate investment trust ("REIT") under the Code for federal income tax purposes commencing with the tax year ending December 31, 1995.  So long as the Company qualifies for treatment as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes at least 90% of its REIT taxable income to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company has elected to be taxed, for federal income tax purposes, as a REIT.  This election has important consequences because it requires the Company to satisfy certain tests regarding the nature of the revenues it can generate and the distributions that it pays to stockholders.  To ensure that the Company qualifies to be taxed as a REIT, the Company determines, on a quarterly basis, that the gross income, asset and distribution tests imposed by the Code are met.  On an ongoing basis, as due diligence is performed by the Company on potential real estate purchases or temporary investment of uninvested capital, the Company determines that the income from the new assets qualifies for REIT purposes.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Certain reclassifications were made to the 2004 and 2003 financial statements to conform with the 2005 presentation.

The accompanying consolidated financial statements of the Company include the accounts of its wholly-owned subsidiaries and consolidated joint ventures.  These entities are consolidated because the Company is either the primary beneficiary of a variable interest entity or has substantial influence and controls the entity.  The primary beneficiary is the party that absorbs a majority of the entity's expected residual returns and losses.  The third parties' interests in these consolidated entities are reflected as minority interest in the accompanying consolidated financial statements.  All inter-company balances and transactions have been eliminated in consolidation.

The Company considers all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents.  The Company maintains its cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation ("FDIC") insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposits in excess of FDIC insurance coverage.  The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions' non-performance.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

Depreciation expense is computed using the straight-line method.  Buildings and improvements are depreciated based upon estimated useful lives of 30 years for buildings and improvements and 15 years for site improvements.  The Company accounts for tenant allowances as tenant improvements.  Tenant improvements are depreciated over the life of the related lease.

Acquired above and below market leases are amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Acquired in-place leases and customer relationship values are amortized over the average lease term as a component of amortization expense.

The Company allocates the purchase price of each acquired investment property between land, building and improvements, other intangibles (including acquired above market leases, acquired below market leases, customer relationships and acquired in-place leases) and any assumed financing that is determined to be above or below market terms.  The Company uses the information contained in the third party appraisals as the primary basis for allocating the purchase price between land and site improvements.  The aggregate value of other intangibles is measured based on the difference between the purchase price and the property valued as if vacant.

The Company identifies interest costs related to construction in progress and records capitalized interest based on Financial Accounting Standard 34.  The Company considers both interest paid on debt obtained to fund the project and the interest cost incurred during this period that could have been avoided. The amount of interest cost capitalized is intended to be that portion of the interest cost incurred during the assets’ acquisition period that theoretically could have been avoided if expenditures for the assets had not been made.  The amount capitalized is determined by applying an interest rate (“the capitalization rate”) to the average amount of accumulated expenditures for the asset during the period.  The capitalization rate used is based on the rates applicable to borrowings outstanding during the period which are determined by management to be the most reasonable measure of the cost of the financing of the acquisition.   The total amount of interest cost capitalized during the period can not exceed the total amount of interest cost incurred by the company for that period.  The capitalization period begins when expenditures for the asset have been made, activities, including preconstruction stages, are in progress and interest cost is being incurred.  The capitalization period ends when the asset is substantially complete and ready for use.  If a portion of the asset is complete and ready for use, interest capitalization ends for this portion only.  The Company has recorded approximately $314 of capitalized interest related to our joint venture with Tucker Development Corporation.

Amortization pertaining to the above market lease intangibles of $880, $716 and $752 was recorded as a reduction to rental income for the years ended December 31, 2005, 2004 and 2003, respectively.  Amortization pertaining to the below market lease intangibles of $1,827, $1,274 and $1,212 was recorded as an increase to rental income for the years ended December 31, 2005, 2004 and 2003, respectively.  The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $2,826, $1,736 and $662 for the years ended December 31, 2005, 2004 and 2003, respectively.  The table below presents the amounts to be recorded for the amortization of intangibles over the next five years:

2006	$1,755
2007	1,776
2008	1,922
2009	2,032
2010	2,246

Total	$9,731

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

On a quarterly basis, in accordance with Statement of Financial Accounting Standards No. 144, the Company reviews impairment indicators and if necessary conducts an impairment analysis to ensure that the carrying value of each property does not exceed its estimated fair value.  The Company evaluates its investment properties to assess whether any impairment indicators are present, including recurring operating losses and significant adverse changes in legal factors or business climate.  If an investment property is considered impaired, a loss is recorded to reduce the carrying value of the property to its estimated fair value.  No such losses have been required or recorded in the accompanying consolidated financial statements as of and for the years ended December 31, 2005, 2004 and 2003.

Leasing fees are amortized on a straight-line basis over the life of the related lease.

Loan fees are amortized on a straight-line basis over the life of the related loan.

The fair value of mortgages payable is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The fair value of the Company's mortgages, including its line of credit, is estimated to be $128,560 for mortgages which bear interest at variable rates and $534,671 for mortgages which bear interest at fixed rates.  The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered for similar debt instruments of comparable maturities by the Company's lenders.

Offering costs are offset against the Stockholders' equity accounts.  Offering costs consist principally of printing, selling and registration costs.

Tenants required to pay a security deposit under their lease with the Company have paid either in cash or by posting letters of credit.  The letters of credit are not recorded in the accompanying consolidated financial statements.  As of December 31, 2005 and 2004, the Company held letters of credit for tenant security deposits totaling approximately $429 for each period.

Rental income is recognized on a straight-line basis over the term of each lease.  The difference between rental income earned on a straight-line basis and the cash rent due under provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

The Company, from time to time, receives payments under master lease agreements covering spaces vacant at the time of acquisition.  The payments range from one to two years from the date of acquisition of the property or until the space is leased and tenants begin paying rent.  GAAP requires the Company to treat these payments as a reduction to the purchase price of the investment properties upon receipt of the payment, rather than as rental income.  As of December 31, 2005, the Company had one investment property subject to a master lease agreement.

The Company accrues lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met and the tenant is no longer occupying the property.

On December 2, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 "Revenue Recognition in Financial Statements."  The staff determined that a lessor should defer recognition of contingent rental income, such as percentage/excess rent until the specified target that triggers the contingent rental income is achieved.  The Company has recorded percentage rental revenue in accordance with the SAB for all years presented.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

As of December 31, 2005 and 2004 the Company had no material derivative instruments.  The Company may enter into derivative financial instrument transactions in order to mitigate its interest rate risk on a related financial instrument. The Company may designate these derivative financial instruments as hedges and apply hedge accounting, as the instrument to be hedged will expose the Company to interest rate risk, and the derivative financial instrument will reduce that exposure.  Gains and losses related to the derivative financial instrument would be deferred and amortized over the terms of the hedged instrument.  If a derivative terminates or is sold, the gain or loss is recognized.  The Company will generally enter into derivative transactions that satisfy the aforementioned criteria only.

Recent Accounting Principles

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement no. 153 ("SFAS 153"), "Exchanges of Nonmonetary Assets," an amendment of APB Opinion No. 29.  SFAS 153 is effective for nonmonetary transactions occurring in fiscal periods beginning after June 15, 2005.  SFAS 153 generally will no longer allow nonmonetary exchanges to be recorded at book value with no gain being recognized.  Nonmonetary exchanges will be accounted for at fair value, recognizing any gain or loss, if the transactions meet a commercial substance criterion and fair value is determinable.  To prevent gain recognition on exchanges of real estate when the risks and rewards of ownership are not fully transferred, SFAS 153 precludes a gain from being recognized if the entity has significant continuing involvement with the real estate given up in the exchange.  Adoption did not have a material effect on the Company.

In December 2004, the FASB issued SFAS No. 123R (revised 2004), ("SFAS No. 123R") “Share-Based Payment,” which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation.”  SFAS No. 123(R) supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and amends SFAS No. 95, “Statement of Cash Flows.”  Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123.  However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro forma disclosure is no longer an alternative.  The new standard will be effective for the Company in the first annual reporting period beginning after June 15, 2005.  Adoption is not expected to have a material effect on the Company.

In March 2005, the FASB issued Interpretation No. 47 ("FIN 47"), "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143."  FIN 47 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity.  An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonable estimated.  The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and through the normal operation of the asset.  This interpretation is effective no later than the end of fiscal years ending after December 31, 2005.  Adoption did not have a material effect on the Company's consolidated financial statements.

In May 2005, the FASB issued Statement No. 154 ("SFAS 154") "Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3."  SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle.  APB Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.  SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects of the cumulative effect of the change.  In the event of such impracticality, SFAS 154 provides for other means of application.  In the event the Company changes accounting principles, it will evaluate the impact of SFAS 154.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

In June 2005, the FASB ratified the EITF's consensus on Issue No. 04-5 "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights."  This consensus establishes the presumption that general partners in a limited partnership control that limited partnership regardless of the extent of the general partners' ownership interest in the limited partnership.  The consensus further establishes that the rights of the limited partners can overcome the presumption of control by the general partners, if the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights.  Whether the presumption of control is overcome is a matter of judgement based on the facts and circumstances, for which the consensus provides additional guidance.  This consensus is currently applicable to the Company for new or modified partnerships, and will otherwise be applicable to existing partnerships in 2006.  This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership.  Adoption is not expected to have a material effect on the Company's consolidated financial statements.

(2)

Investment Securities

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity.  Trading securities are bought and held principally for the purpose of selling them in the near term.  Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.  All securities not included in trading or held-to-maturity are classified as available for sale.

Investment in securities at December 31, 2005 and 2004 are classified as available-for-sale securities.  Available-for sale securities are recorded at fair value.  Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized.  Realized gains and losses from the sale of available-for-sale securities are calculated using the first in first out ("FIFO") method of accounting.  Distribution income is recognized when received.  The Company acquires stock on margin.  The margin loan is subject to its terms and conditions.  At December 31, 2005, the loan balance is $9,242 and is included in other liabilities in the accompanying consolidated balance sheets.

A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary results in a reduction in the carrying amount to fair value.  The impairment is charged to earnings and a new cost basis for the security is established.  To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary.  Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to the end of the period and forecasted performance of the investee.

Sales of investment securities available-for-sale during the years ended December 31, 2005, 2004 and 2003 resulted in gains on sale of $11, $1,279 and $334, respectively.  These gains are included in other income in the accompanying consolidated statements of operations.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

Gross unrealized losses on investment securities and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2005 were as follows:

	Less than 12 months			12 months or longer		Total

Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

REIT Common Stock	$6,978	174	-	-	6,978	174

Non REIT Common Stock	$2,141	210	-	-	2,141	210

(3)

Joint Ventures

On February 1, 2001, a wholly-owned subsidiary of the Company entered into an LLC agreement with a wholly-owned subsidiary of Tri-Land Properties, Inc. for the acquisition and redevelopment of the Century Consumer Mall in Merrillville, Indiana.  Each partner's initial equity contribution was $500.  In addition, the Company had committed to lend the LLC up to $17,800.  Draws on the loan bear interest at a rate of 9% per annum, with interest only paid monthly on average outstanding balances.  The loan is secured by the property and had an initial maturity date of January 31, 2006.

Through December 31, 2003, the Company had accounted for its investment in this joint venture under the equity method of accounting because the Company was not the managing member and did not have the ability to control the joint venture.  The Company adopted FASB Interpretation No. 46R ("FIN 46R") on January 1, 2004.  In accordance with FIN 46R, the Company evaluated this joint venture and determined that it was the primary beneficiary in this variable interest entity.  As a result, the accounts of the joint venture were consolidated with the Company's financial statements for financial reporting purposes.

On June 30, 2005, the Company entered into a buy-out and restructuring agreement.  A wholly owned subsidiary of Tri-Land Properties, Inc. purchased the Company's entire economic interest in this joint venture for $1,000 including additional interest and preferred returns.  This payment was made in the form of $500 in cash and the remaining $500 was funded through an increase in the outstanding mortgage loan balance.  The Company will continue to be a lender to the wholly owned subsidiary of Tri-Land Properties, Inc. for this redevelopment project.  The terms of the loan were revised with the June 30, 2005 agreement.  The Company agreed to lend Tri-Land Properties, Inc. up to $21,500.  Draws on the loan bear interest at a rate of 8.5% per annum, with 5.5% to be paid currently and the remaining 3% to be accrued and paid upon maturity.  Tri-Land Properties Inc. has guaranteed $1,000 of this mortgage receivable.  As a result of the agreement, the Company re-evaluated the criteria for primary beneficiaries under FIN 46R and determined that it is no longer the primary beneficiary in this variable interest entity and therefore, deconsolidated the joint venture effective June 30, 2005.  The Company has recorded a deferred gain of $3,193 on the sale of its equity investment, as it did not qualify for gain recognition due to the lack of initial investment and continuing involvement. Such amounts are included in other liabilities on the accompanying consolidated balance sheets.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

Effective September 23, 2004, the Company formed a strategic joint venture with an affiliate of Crow Holdings Managers, LLC.  Through a partial sale of the 97,535 square foot Hastings Marketplace, each entity acquired a 50% ownership interest in the venture, which owns the property, which is located in Hastings, Minnesota.  Hastings Marketplace is anchored by a Cub Foods grocery store and was acquired for $13,200 by the venture.  The Company is the managing member of the venture and earns fees for providing property management and leasing services to the venture.  The Company only recognizes its share of the management fee income in the accompanying consolidated statements of operations.

In connection with the partial sale of Hastings Marketplace to the venture, the Company recognized a gain of approximately $76.  The gain and operations were not recorded as discontinued operations because of the Company's continuing ownership interest in this shopping center.  The Company determined that the venture is not a variable interest entity and accounts for its interest in the venture using the equity method of accounting as it has significant influence over, but not control of, the major operating and financial policies of the joint venture.  The Company shares equally in the profits and losses of the joint venture, which are reflected as equity in earnings of unconsolidated joint ventures on the accompanying consolidated statements of operations.

Effective October 8, 2004, the Company formed a strategic joint venture with the New York State Teachers' Retirement System ("NYSTRS").  The joint venture has been formed to initially acquire eight Company owned Neighborhood Retail Centers and Community Centers, with an estimated value of approximately $174,000, located in the Chicago and Minneapolis areas.  In addition, the joint venture anticipates acquiring up to an additional $400,000 of Neighborhood Retail Centers and Community Centers located in the targeted markets of Illinois, Wisconsin and Minnesota.  During the year ended December 31, 2005, the Company completed its initial contribution of eight properties, with an approximate fair value of $174,000 and an approximate net equity value of $100,000.  As of December 31, 2005, NYSTRS had contributed approximately $47,000 for these eight properties.  In addition, NYSTRS has committed to contribute, subject to satisfying certain conditions, such as lender consents, an additional $100,000 for future acquisitions, for a total contribution of approximately $150,000.  The Company has also agreed to invest, subject to satisfying certain conditions such as lender consents, an additional $50,000 in the joint venture.  The joint venture will acquire additional assets using leverage, consistent with its existing business plan, of 50% of the original purchase price, or current market value if higher, during the next two years to achieve its investment objectives.  During the year ended December 31, 2005, NYSTRS contributed an additional $30,400 to the joint venture to acquire three additional investment properties, for a total equity contribution of $77,400.  The Company is the managing member of the venture and earns fees for providing property management, acquisition and leasing services to the venture.  The Company only recognizes its share of the management fee income in the accompanying consolidated statements of operations.  The profits and losses of the joint venture are shared equally between the Company and NYSTRS, except for the interest earned on the initial invested funds, of which the Company is allocated 95%.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

The operations of the properties contributed by the Company are not recorded as discontinued operations because of the Company's continuing involvement with these shopping centers.  The Company determined that the venture is not a variable interest entity and accounts for its interest in the venture using the equity method of accounting as it has significant influence over, but not control of, the major operating and financial policies of the joint venture.  The Company shares equally in the profits and losses of the joint venture, which are reflected as equity in earnings of unconsolidated joint ventures on the accompanying consolidated statements of operations.  The difference between the Company's investment in the joint venture and the amount of the underlying equity in net assets of the joint venture is due to basis differences resulting from the Company's equity investment recorded at its historical basis versus the fair value of certain of the Company's contributions to the joint venture.  Such differences are amortized over the depreciable lives of the joint venture's property assets.  For the year ended December 31, 2005, the Company recorded $1,393 of amortization of this basis difference.

Effective June 16, 2005, the Company formed a strategic joint venture with Tucker Development Corporation ("TDC").  The Company contributed Park Avenue Centre (formerly known as Dominick's Highland Park) to the joint venture as its capital contribution.  TDC will provide construction management, development supervision and leasing services.  During the period of joint ownership, operating proceeds from the property will be split equally, with the exception of debt service on the construction loan, which is paid using loan proceeds.  The Company's maximum commitment to this joint venture is $9,850 in cash, in addition to our contribution of the investment property to the venture.  Following completion of the redevelopment, the Company has the option to purchase TDC's interest in the joint venture or the property can be sold to a third party with the proceeds from the sale split proportionately between each partner.

The operations of the property contributed by the Company are not recorded as discontinued operations because of the Company's continuing involvement with this shopping center.  In accordance with FIN 46R, the Company has evaluated this joint venture and determined that it is the primary beneficiary in this variable interest entity.  As a result, the accounts of the joint venture were consolidated with the Company's financial statements for financial reporting purposes.

In September 2005, the Company entered into a strategic joint venture with TMK Development, LTD ("TMK").  This joint venture was formed to develop approximately 50 acres of vacant land into residential and commercial property.  The joint venture is expected to sell approximately 16 acres of this land immediately for development into residential property and approximately 26 acres to Wal-Mart for construction of a Super Wal-Mart store.  The remaining 13 acres of land will remain with the venture and will be developed for retail use.  The joint venture expects to construct several stand-alone outlots.  The venture will either sign ground leases with the future tenants or will sell the land to the prospective tenants.  The joint venture expects to build at least one multi-tenant building, which may be retained by the Company and held as an investment property.  The Company will fund the initial purchase of the land as its initial capital contribution to the joint venture in the amount of approximately $8,400.  TMK will provide construction management, development supervision and some leasing services.  The Company formed a taxable REIT subsidiary ("TRS") to be a partner in this joint venture due to the nature and timing of the land sales.  As of December 31, 2005, the Company has made capital contributions totaling $200 to this joint venture.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

Summarized financial information for the unconsolidated investments is as follows:

	December 31, 2005	December 31, 2004
Balance Sheet:

Assets:
Cash	$24,492	38,991
Investment in real estate, net	264,861	132,391
Construction in progress	27	-
Acquired lease intangibles, net	46,114	23,748
Accounts and rents receivable	7,599	2,096
Restricted cash	4,274	575
Leasing commissions, net	392	-
Loan fees, net	372	96
Other assets	439	117

Total assets	$348,570	198,014

Liabilities:
Accounts payable and accrued expenses	739	478
Acquired lease intangibles, net	8,527	2,846
Accrued interest	668	257
Accrued real estate taxes	9,171	3,996
Security and other deposits	343	283
Mortgage payable	158,799	69,484
Prepaid rents and unearned income	890	415
Other liabilities	2,606	142

Total liabilities	181,743	77,901

Equity:
Inland	92,250	79,381
Other partners	74,577	40,732

Total equity	166,827	120,113

Total liabilities and equity	$348,570	198,014

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

	December 31, 2005	December 31, 2004	December 31, 2003
Revenues
Rental income	$21,786	1,187	311
Tenant recoveries	10,513	637	153

Total revenues	32,299	1,824	464

Expenses:
Property operating expenses	4,788	164	343
Real estate tax expense	7,993	337	199
Depreciation and amortization expense	8,542	357	194

Total expenses	21,323	858	736

Operating income	10,976	966	(272)

Other income	888	2	-
Interest expense	(6,253)	(366)	(238)
Other expense	-	-	(178)
Acquisition costs	-	(650)	-

Income from continuing operations	$5,611	(48)	(688)

Inland's pro rata share	$3,198	(23)	(7)

(4)

Transactions with Related Parties

During the years ended December 31, 2005, 2004 and 2003, the Company purchased various administrative services, such as payroll preparation and management, data processing, insurance consultation and placement, investor relations, property tax reduction services and mail processing from or through affiliates of The Inland Group, Inc.  The Company pays for these services on an hourly basis.  The hourly rate is based on the salary of the individual rendering the services, plus a pro rata allocation of overhead including, but not limited to, employee benefits, rent, materials, fees, taxes and operating expenses incurred by each entity in operating their respective businesses.  Computer services were purchased at a contract rate of $50 per hour.  The Company continues to purchase these services from The Inland Group, Inc. affiliates and for the years ended December 31, 2005, 2004 and 2003, these expenses, totaling $775, $856 and $757, respectively are included in general and administrative expenses and property operating expenses.  Additionally, the Company leases its corporate office space from an affiliate of The Inland Group, Inc.  Payments under this lease for the years ended December 31, 2005, 2004 and 2003 were $284, $249 and $239, respectively, and are also included in general and administrative expenses.  The Inland Group, Inc., through affiliates, owns approximately 9.6% of the Company's outstanding common stock.  For accounting purposes however, the Company is not directly affiliated with The Inland Group, Inc., or its affiliates.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

An affiliate of The Inland Group, Inc. was the mortgagee on the Walgreens property, located in Decatur, Illinois.  The loan secured by this mortgage matured on May 31, 2004 and the principal of approximately $624 was repaid.  For the years ended December 31, 2004 and 2003, the Company paid principal and interest payments totaling $28 and $68, respectively.  No payments were made during the year ended December 31, 2005.

On February 1, 2001, a wholly-owned subsidiary of the Company entered into an LLC agreement with a wholly-owned subsidiary of Tri-Land Properties, Inc. to acquire and redevelop the Century Consumer Mall in Merrillville, Indiana.  Richard Dube, the brother-in-law of Mr. Daniel Goodwin, one of the Company's directors, is the president and a principal owner of Tri-Land.  Reference is made to Note 3 for more information on the Company's joint venture.

On August 12, 2003, the Company entered into an agreement with Inland Investment Advisors, Inc., an affiliate of The Inland Group, Inc. to manage its investment in securities.  The Company pays a fee equal to three quarter of one percent (0.75%) per annum on the net asset value under management.  The Company paid approximately $98, $79 and $15 for these services during the years ended December 31, 2005, 2004 and 2003, respectively.

In May 2005, the Company acquired a 1% interest in The Inland Real Estate Group of Companies, Inc. for a purchase price of $1.  The Inland Real Estate Group of Companies, Inc. will provide assistance in the marketing of the Company's investment properties and will provide representation at various trade shows and conventions.

(5)

Stock Option Plan

The Company adopted an amended and restated Independent Director Stock Option Plan which granted each Independent Director an option to acquire 3 shares of common stock as of the date they become a director and an additional 1 shares on the date of each annual stockholders' meeting.  The options for the initial 3 shares granted are exercisable as follows: 1 share on the date of grant and 1 share on each of the first and second anniversaries of the date of grant.  The succeeding options are exercisable on the second anniversary of the date of grant.  For the years ended December 31, 2005, 2004 and 2003, options to purchase 29, 32 and 32 shares of common stock at prices ranging from $9.05 to $10.45 per share were outstanding during each of the respective periods.  During the years ended December 31, 2005 and 2004, options to purchase 13 and 8 shares, respectively, were exercised by certain independent directors.

(6) Discontinued Operations

During the years ended December 31, 2005, 2004 and 2003, the Company sold a total of ten investment properties.  Additionally, the Company has sold portions of certain shopping centers and vacant land.  For federal and state income tax purposes, certain of our sales qualified as part of tax deferred exchanges and, as a result, the tax gains are deferred until the replacement properties are disposed of in subsequent taxable transactions.  The proceeds from these sales were deposited with a qualified tax deferred exchange agent with the intent of using these proceeds for future acquisitions.  The following table summarizes the properties sold, date of sale, approximate sales proceeds, net of closing costs, gain on sale and whether the sale qualified as part of a tax deferred exchange.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

Property Name	Date of Sale	Indebtedness repaid	Sales Proceeds (net of closing costs)	Gain on Sale	Tax Deferred Exchange

Popeye's	April 8, 2003	-	340	3	No
Summit of Park Ridge	December 24, 2003	1,600	1,600	721	Yes
Eagle Country Market	December 24, 2003	1,450	1,700	587	Yes
Eagle Ridge Center	December 30, 2003	3,000	2,000	4	Yes
Zany Brainy	January 20, 2004	1,245	1,600	873	Yes
Prospect Heights	April 23, 2004	1,095	1,200	166	Yes
Fairview Heights	August 5, 2004	8,570	5,600	2,639	Yes
Prairie Square	September 23, 2004	1,550	1,800	787	Yes
Sequoia Shopping Center	April 22, 2005	1,505	1,200	19	Yes
Vacant land (Edinburgh Festival)	April 27, 2005	-	291	33	No
Ace Hardware	June 13, 2005	-	800	153	No
Walgreens	September 22, 2005	-	1,300	263	No
Mundelein Plaza (partial)	October 17, 2005	1,805	1,436	302	No
Calumet Square	November 10, 2005	1,033	852	343	Yes

From time to time, the Company decides to dispose of certain assets or receives unsolicited offers to purchase its investment properties, at prices in excess of book value.  Upon receipt of a valid offer, which the Company anticipates to accept, the Company classifies the asset as held for sale and suspends depreciation.

During the nine months ended September 30, 2006, the Company sold four investment properties which it had not classified as held for sale as of December 31, 2006.  The results of operations from such properties have been reclassified as income from discontinued operations for the years ended December 31, 2005, 2004 and 2003.  The effect of the reclassifications resulted in an increase to income from discontinued operations of $517, $967 and $777 for the years ended December 31, 2005, 2004 and 2003, respectively.

From time to time, the Company may determine that a held for sale property no longer meets the criteria to continue to be classified as held for sale.  If this occurs, the Company records the property at the lower of the carrying amount before the property was classified as held for sale (adjusted for depreciation expense) or the fair value at the decision date not to sell.  As of December 31, 2004, the Company had classified the following properties as held for sale:

•

Dominick's, Glendale Heights, Illinois;

•

Crestwood Plaza, Crestwood, Illinois;

•

Calumet Square, Calumet City, Illinois;

•

Dominick's, Highland Park, Illinois (this property was subsequently contributed to a joint venture);

•

Wauconda Shopping Center, Wauconda, Illinois; and

•

Walgreens, Decatur, Illinois.

In connection with the reclassification of certain properties from held for sale to continuing operations, the Company recorded adjustments for depreciation expense of $1,263 for the year ended December 31, 2005.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

Results of operations for the investment properties sold, during the years ended December 31, 2005, 2004 and 2003 are presented in the table below:

	2005	2004	2003

Revenues:
Rental income	$1,743	3,289	5,259
Tenant recoveries	251	1,278	1,774
Lease termination income	30	-	-
Other income (expense)	-	(7)	(23)

Total revenues	2,024	4,560	7,010

Expenses:
Property operating expenses	188	800	1,090
Real estate tax expense	360	531	1,143
Depreciation and amortization	602	671	1,530

Total expenses	1,150	2,002	3,763

Operating income	874	2,558	3,247

Interest expense	(208)	(683)	(1,363)

Income from operations	666	1,875	1,884

Gain on sale of investment properties	1,117	4,465	1,315

Income from discontinued operations	$1,783	6,340	3,199

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

The following assets and liabilities relating to investment properties sold, or held for sale, as of December 2005 and 2004, are presented in the table below:

	December 31, 2005	December 31, 2004
Assets
Accounts and rents receivable, net of provision for doubtful accounts	$36	1,442
Land	-	7,364
Building	-	25,922
Accumulated depreciation	-	(6,402)
Loan fees, net of accumulated amortization	-	4
Other assets	-	21
Leasing fees, net of accumulated amortization	-	49

Total assets associated with discontinued operations	$36	28,400

Liabilities:
Accounts payable and accrued expenses	$-	95
Accrued interest	-	15
Accrued real estate taxes	-	407
Prepaid rents and unearned income	-	60
Mortgage payable	-	3,442
Security deposits	-	16
Other liabilities	69	-

Total liabilities associated with discontinued operations	$69	4,035

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

(7)

Operating Leases

Minimum lease payments under operating leases to be received in the future, excluding rental income under master lease agreements and assuming no expiring leases are renewed are as follows:

2006	$122,462
2007	112,304
2008	100,111
2009	86,253
2010	73,405
Thereafter	369,517

Total	$864,052

Remaining lease terms range from one year to fifty-four years.  Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or all of the particular tenant's pro rata share of the real estate taxes and operating expenses of the property.  Such amounts are not included in the future minimum lease payments above, but are included in tenant recoveries on the accompanying consolidated statements of operations.

Certain tenant leases contain provisions providing for "stepped" rent increases.  GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease.  The accompanying consolidated financial statements include increases of $614, $2,173 and $2,024 for the years ended December 31, 2005, 2004 and 2003, respectively, of rental income for the period of occupancy for which stepped rent increases apply and $19,322 and $18,708 in related accounts and rents receivable as of December 31, 2005 and 2004, respectively.  The Company anticipates collecting these amounts over the terms of the leases as scheduled rent payments are made.

(8)

Distributions

For federal income tax purposes, distributions may consist of ordinary income distributions, non-taxable return of capital, capital gains or a combination thereof.  Distributions to the extent of the Company's current and accumulated earnings and profits for federal income tax purposes are taxable to the recipient as ordinary income.  Distributions in excess of these earnings and profits (calculated for tax purposes) will constitute a non-taxable return of capital rather than a distribution and will reduce the recipient's basis in the shares to the extent thereof, and thereafter as taxable gain.  Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

In order to maintain the Company's status as a REIT, the Company must distribute at least 90% of its "REIT taxable income," to its stockholders.  REIT taxable income is defined as taxable income excluding the deduction for distributions paid and net capital gains.  For the year ended December 31, 2005, the Company's "REIT taxable income" was $60,920.  The Company declared distributions to stockholders totaling $64,212 and $62,618 or $0.95 and $0.94 on an annual basis per share for the years ended December 31, 2005 and 2004, respectively.  Future distributions are determined by the Company's board of directors.  The Company expects to continue paying distributions to maintain its status as a REIT.  The Company annually notifies its stockholders of the taxability of distributions paid during the proceeding year.  The following table sets forth the taxability of distributions, on a per share basis, paid in 2005 and 2004:

	2005 (a)	2004

Ordinary income	$0.86	0.80
Non-taxable return of capital	-	0.12
Unrecaptured Section 1250 gains	-	-
Long-term capital gains	0.02	0.02

(a)

The December distribution declared on December 20, 2005, with a record date of January 3, 2006 and payment date of January 17, 2006, is reportable for tax purposes in 2006 and is not reflected in the 2005 allocation.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

(9)

Mortgages Payable

The Company's mortgages payable are secured by certain of its investment properties and consist of the following at December 31, 2005 and 2004:

Mortgagee	Interest Rate at December 31, 2005	Interest Rate at December 31, 2004	Maturity Date	Current Monthly Payment	Balance at December 31, 2005	Balance at December 31, 2004

Allstate	-	7.15%	-	$-	$-	$3,050
Allstate	-	6.65%	-	-	-	9,600
Allstate	-	6.82%	-	-	-	10,600
Allstate	-	7.40%	-	-	-	35,787
Allstate	5.19%	-	08/2012	157	36,200	-
Allstate	-	7.38%	-	-	-	15,940
Allstate	5.87%	5.87%	09/2009	29	6,000	6,000
Allstate	4.65%	4.65%	01/2010	87	22,500	22,500
Allstate (b)	9.25%	9.25%	12/2009	32	3,878	3,904
Allstate	4.70%	4.70%	10/2010	48	12,380	12,380
Allstate	5.27%	-	11/2012	55	12,500	-
Allstate	5.27%	-	12/2012	31	18,000	-
Archon Financial	-	4.35%	-	-	-	6,589
Archon Financial	4.88%	4.88%	01/2011	125	30,720	30,720
Bear, Stearns Funding, Inc.	6.03%	6.03%	07/2007	68	13,600	13,600
Bear, Stearns Funding, Inc.	6.60%	6.60%	03/2009	60	8,000	8,000
Bear, Stearns Funding, Inc.	4.11%	4.11%	06/2011	133	38,730	38,730
Bear, Stearns Funding, Inc.	5.14%	-	04/2010	48	11,125	-
Bear, Stearns Funding, Inc.	5.17%	-	04/2010	102	23,690	-
Bear, Stearns Funding, Inc.	5.01%	-	04/2010	64	15,300	-
Bear, Stearns Funding, Inc.	5.01%	-	10/2010	33	7,885	-
Berkshire Mortgage (b)	7.79%	7.79%	10/2007	139	13,480	13,675
Column Financial, Inc	7.00%	7.00%	11/2008	304	25,000	25,000
John Hancock Life Insurance (b)	7.65%	7.65%	01/2018	182	12,141	12,273
Key Bank	5.00%	5.00%	10/2010	31	7,500	7,500
LaSalle Bank N.A.	-	3.78%	-	-	-	3,345
LaSalle Bank N.A.	-	3.78%	-	-	-	10,654
LaSalle Bank N.A	5.69%	-	07/2010	52	10,654	-
LaSalle Bank N.A.	5.52%	3.78%	04/2010	45	9,450	9,450
LaSalle Bank N.A.	-	7.26%	-	-	-	3,470
LaSalle Bank N.A.	-	7.36%	-	-	-	9,650
LaSalle Bank N.A.	-	3.59%	-	-	-	2,400
LaSalle Bank N.A.	5.69%	-	04/2010	12	2,400	-
LaSalle Bank N.A. (c)	5.69%	3.68%	04/2010	12	2,468	2,468
LaSalle Bank N.A. (c)	5.09%	3.68%	06/2010	23	4,987	5,599
LaSalle Bank N.A.(c)	-	3.58%	-	-	-	3,650
LaSalle Bank N.A. (a)	6.81%	6.81%	03/2006	45	7,833	7,833
LaSalle Bank N.A. (a)	4.86%	4.86%	12/2006	68	16,411	18,216
LaSalle Bank N.A. (a)	6.09%	4.08%	12/2006	110	21,287	31,825
LaSalle Bank N.A. (c)	6.09%	4.08%	12/2007	77	14,898	14,898
LaSalle Bank N.A.	5.52%	3.78%	04/2010	19	4,100	4,100
LaSalle Bank N.A.	4.88%	4.88%	11/2011	121	29,650	29,650
LaSalle Bank N.A. (c) (d)	3.93%	2.38%	12/2014	16	6,200	6,200
LaSalle Bank N.A. (a)	5.21%	-	12/2006	13	3,066	-
Lehman Brothers Holding, Inc.	6.36%	6.36%	10/2008	577	54,600	54,600
MetLife Insurance Company	4.71%	4.71%	12/2010	79	20,100	20,100

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

Mortgagee	Interest Rate at December 31, 2005	Interest Rate at December 31, 2004	Maturity Date	Current Monthly Payment	Balance at December 31, 2005	Balance at December 31, 2004
Midland Loan Serv. (b)	7.86%	7.86%	01/2008	58	4,729	4,806
Nomura Credit & Capital	5.02%	5.02%	08/2011	37	8,800	8,800
Principal Life Insurance	5.96%	5.96%	12/2008	55	11,000	11,000
Principal Life Insurance	5.25%	5.25%	10/2009	32	7,400	7,400
Principal Life Insurance	-	8.27%	-	-	-	5,850
Principal Life Insurance	-	5.57%	-	-	-	10,200
Principal Life Insurance	3.99%	3.99%	06/2010	109	32,930	30,260
Principal Life Insurance	-	3.99%	07/2011	-	-	2,670
Principal Real Estate Investors	5.29%	-	12/2012	29	6,600	-
Woodmen of the World	6.75%	6.75%	06/2008	26	4,625	4,625

Mortgages Payable					$602,817	$599,567

(a)

Approximately $48,600 of the Company's mortgages payable mature during 2006.  The Company intends to replace these loans with new debt for terms of five years or longer at the market interest rate at the time the existing debt matures.

(b)	These loans require payments of principal and interest monthly; all other loans listed are interest only.

(c)	Payments on these mortgages are calculated using a floating rate of interest based on LIBOR.

(d)

As part of the purchase of the property securing this loan, the Company assumed the existing mortgage-backed Economic Development Revenue Bonds, Series 1994 issued by the Village of Skokie, Illinois.  The interest rate on these bonds floats and is reset weekly by a re-marketing agent.  The rate at December 31, 2005 was 3.93%.  The bonds are further secured by an Irrevocable Letter of Credit, issued by LaSalle Bank at a fee of 1.25% of the principal amount outstanding, paid annually.  In addition, the Company is required to pay a re-marketing fee of .125% per annum of the principal amount outstanding, paid quarterly and a trustee fee of $500 also paid quarterly.

As of December 31, 2005, the required future principal payments on the Company's mortgages payable, including its line of credit, over the next five years and thereafter are as follows:

2006	49,033
2007	43,468
2008	169,676
2009	25,457
2010	190,951
Thereafter	189,232
Total	$667,817

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

(10)

Line of Credit

On June 28, 2002, the Company entered into a $100,000 unsecured line of credit arrangement with KeyBank N.A. for a period of three years.  The funds from this line of credit are used to purchase additional investment properties.  The Company is required to pay interest only on draws under the line at the rate equal to LIBOR plus 375 basis points.  The Company is also required to pay, on a quarterly basis, an amount less than 1%, per annum, on the average daily funds remaining under this line.  In connection with obtaining this line of credit, the Company paid fees in an amount totaling approximately $1,500 (which includes a 1.5% commitment fee).  On May 2, 2003, the Company amended its line of credit agreement with KeyBank N.A.  This amendment reduced the interest rate charged on the outstanding balance by 125 basis points and extended the maturity to May 2, 2006.  In addition, the aggregate commitment of the Company's line was increased by $50,000, to a total of $150,000.  In conjunction with this amendment, the Company paid approximately $750 in fees and costs.

The line of credit requires compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions.  As of December 31, 2005, the Company was in compliance with such covenants.

On April 22, 2005, the Company amended its line of credit agreement with KeyBank N.A.  This amendment reduces the interest rate charged on the outstanding balance to 120 – 160 basis points over LIBOR and extends the maturity to April 22, 2008.  In addition, the aggregate commitment of the Company's line was increased by $250,000, to a total of $400,000.  In conjunction with this amendment, the Company paid approximately $541 in fees and costs.  The outstanding balance on the line of credit was $65,000 as of December 31, 2005, with an average interest rate of 5.86%.

(11)

Earnings per Share

Basic earnings per share ("EPS") is computed by dividing net income by the basic weighted average number of common shares outstanding for the period (the "common shares").  Diluted EPS is computed by dividing net income by the common shares plus shares issuable upon exercise of existing options or other contracts.  As of December 31, 2005 and 2004, options to purchase 29 and 32 shares of common stock, respectively, at exercise prices ranging from $9.05 to $10.45 per share were outstanding.  During the years ended December 31, 2005 and 2004, options to purchase 13 and 8 shares, respectively, were exercised by certain independent directors.  These options were not included in the computation of diluted EPS as the effect would be immaterial.

As of December 31, 2005, 56 shares of common stock issued pursuant to employment agreements were outstanding, of which 10 have vested.  Additionally, the Company issued 26 shares pursuant to employment incentives of which 3 have vested.  The unvested shares are excluded from the computation of basic EPS but reflected in diluted EPS by application of the treasury stock method.

The basic weighted average number of common shares outstanding were 67,244, 66,454 and 65,064 for the years ended December 31, 2005, 2004 and 2003, respectively.  The diluted weighted average number of common shares outstanding were 67,298, 66,504 and 65,068 for the years ended December 31, 2005, 2004 and 2003, respectively.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

(12)

Deferred Stock Compensation

The Company has agreed to issue common stock to certain officers of the Company pursuant to employment agreements entered into with these officers.

As of December 31, 2005, an aggregate of 56 shares of the Company's common stock had been issued pursuant to agreements with certain of the Company's employees.  During the years ended December 31, 2005 and 2004, the Company issued 19 and 32 additional shares at a value of $15.18 and $12.93 per share, respectively, which was the average of the high and low selling price on the date of issue, as reported by the New York Stock Exchange.  Prior to 2004, the Company issued 5 at a value of $11 per share.  These 56 shares had an aggregate value of $762.  Additionally, during the years ended December 31, 2005 and 2004, the Company issued 26 shares pursuant to employment incentives for certain Company officers.  These shares were also issued at values of $15.18 and $12.93 per share, respectively, which was the average of the high and low selling price on the date of issue, as reported by the New York Stock Exchange.  Each officer vests an equal portion of shares over a five-year vesting period, beginning one year from the date of issuance of the award.  Compensation cost of $178, $72 and $12 were recorded in connection with the issuance of these shares for the years ended December 31, 2005, 2004 and 2003, respectively.

The officers may also receive additional restricted shares of the Company's common stock, which are also subject to a five-year vesting period.  The number of these shares is to be determined based upon the future performance of the Company beginning January 1, 2003.  The Company issued a total of 30 shares at a value of $15.18 per share, during the year ended December 31, 2005.

(13)

Segment Reporting

The Company owns and acquires Neighborhood Retail Centers and Community Centers located primarily within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois as well as, single-user properties located throughout the United States.  The Company currently owns investment properties located in the States of Florida, Illinois, Indiana, Michigan, Minnesota, Missouri, Ohio, Tennessee and Wisconsin.  These properties are typically anchored by grocery and drug stores, complemented with additional stores providing a wide range of other goods and services.

The Company assesses and measures operating results on an individual property basis for each of its investment properties based on property net operating income.  Because all of the Company's investment properties exhibit highly similar economic characteristics, generally have tenants that offer products catering to the day-to-day living needs of individuals, and offer similar degrees of risk and opportunities for growth, the shopping centers have been aggregated and reported as one operating segment.

The property net operating income is summarized in the following table for the years ended December 31, 2005, 2004 and 2003, along with reconciliation to income from continuing operations.  Net investment properties and other related segment assets, non-segment assets and total assets are also presented as of December 31, 2005, and 2004:

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

	2005	2004	2003

Rental income	$125,915	132,569	122,840
Tenant recoveries	47,643	50,075	44,234
Total property operating expenses	(22,403)	(23,962)	(21,051)
Real estate tax expense	(31,335)	(32,416)	(30,102)

Property net operating income	119,820	126,266	115,921

Other income:
Straight-line rental income	571	2,166	1,997
Lease termination income	6,289	2,890	370
Other property income	756	716	1,245
Other income	3,014	2,819	1,027
Management fee income on unconsolidated joint ventures	1,405	-	-
Gain on continuing operations	68	76	-

Other expenses:
Bad debt expense	(1,238)	(807)	(1,781)
Depreciation and amortization	(39,672)	(38,253)	(34,159)
Stock exchange listing expenses	(67)	(839)	-
General and administrative expenses	(8,909)	(8,714)	(5,689)
Interest expense	(40,306)	(42,357)	(39,808)
Minority interest	(850)	(906)	(449)
Equity in earnings (loss) of unconsolidated joint ventures	4,591	(23)	(7)

Income from operations	$45,472	43,034	38,667

Net investment properties and related assets, including discontinued operations	$1,069,825	1,114,796

Non-segment assets	$119,174	92,296

Total assets	$1,188,999	1,207,092

(14)

Commitments and Contingencies

The Company is subject, from time to time, to various legal proceedings and claims that arise in the ordinary course of business.  While the resolution of these matters cannot be predicted with certainty, management believes, based on currently available information, that the final outcome of such matters will not have a material adverse effect on the financial statements of the Company.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

(14)

Subsequent Events

On January 5, 2006, the Company purchased approximately 54 acres of vacant farm land through our joint venture with TMK Development, LTD for $8,364.  The purchase price was funded using cash and cash equivalents.  The vacant land is located in Aurora, Illinois

On January 9, 2006, the Company purchased Big Lake Town Square from an unaffiliated third party for $9,985.  The purchase price was partially funded using proceeds previously deposited with a tax deferred agent upon the sale of Calumet Square.  The remaining purchase price was funded using cash and cash equivalents.  The property is located in Big Lake, Minnesota and contains 67,835 square feet of leasable area.  Its major tenant is Coborn's Grocery.

On January 11, 2006, the Company purchased Honey Creek Crossing Shopping Center from an unaffiliated third party for $26,667.  The purchase price was funded using cash and cash equivalents.  The property is located in Terre Haute, Indiana and contains 179,100 square feet of leasable area.  Its major tenants are Kohl's, TJ Maxx and Linens 'N Things.

On January 13, 2006, the Company sold, through our joint venture with TMK Development, LTD., approximately 15 acres of the vacant farm land we had purchased on January 5, 2006 for $2,789.  This land was sold to Chestnut Homes for a residential development.

On January 17, 2006, the Company paid an aggregate cash distribution of $5,401 to stockholders of record at the close of business on January 3, 2006.

On January 18, 2006, the Company announced that it had declared a cash distribution of $0.08 per share on the outstanding shares of our common stock.  This distribution was paid on February 17, 2006 to stockholders of record at the close of business on January 31, 2006.

On February 8, 2005, the Company purchased Shoppes at Grayhawk from an unaffiliated third party for $27,067.  The purchase price was funded using cash and cash equivalents.  The property is located in Omaha, Nebraska and contains 227,350 square feet of leasable area.  Its major tenants are Lowe's and Michael's.

On February 16, 2006, the Company purchased Algonquin Commons from an unaffiliated third party for $154,000.  The acquisition was completed through the Company's joint venture with NYSTRS.  The purchase price was funded using cash and cash equivalents.  The property is located in Algonquin, Illinois and contains 565,000 square feet of leasable area.  Its major tenants are Circuit City, Office Max and Old Navy and also includes national specialty Ann Taylor, Pottery Barn and Williams Sonoma.

On February 17, 2006, the Company paid an aggregate cash distribution of $5,403 to stockholders of record at the close of business on January 31, 2006.

On February 17, 2006, the Company announced that we had declared a cash distribution of $0.08 per share on the outstanding shares of our common stock.  This distribution will be paid on March 17, 2006 to stockholder of record at the close of business on February 28, 2006.

On February 22, 2006, the Company sold Crestwood Plaza, located in Crestwood, Illinois for $1,425.  In conjunction with this sale, we repaid indebtedness of $904 secured by this property.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2005
(In thousands, except per share data and square footage amounts)

(15)

Quarterly Operating Results (unaudited)

The following represents results of operations for the quarters during the years 2005 and 2004:

			2005

	December 31	September 30	June 30	March 31

Total revenue	$47,655	43,220	45,171	45,128
Income from continuing operations	16,119	10,013	10,584	8,756
Net income	12,037	10,381	10,732	14,105
Income from continuing operations per common share, basic and diluted	0.23	0.15	0.16	0.13
Net income per common share, basic and diluted	0.18	0.15	0.16	0.21

	2004

	December 31	September 30	June 30	March 31

Total revenue	45,621	47,476	46,510	48,809
Income from continuing operations	12,159	10,133	10,294	10,448
Net income	12,339	13,874	11,275	11,886
Income from continuing operations per common share, basic and diluted	0.17	0.15	0.16	0.16
Net income per common share, basic and diluted	0.18	0.21	0.17	0.18